Annex A

Directors and Executive Officers of Lotus Advanced Technology Limited Partnership

The names of the directors and the names and titles of the executive officers of Lotus Advanced Technology Limited Partnership and their principal occupations are set forth below. Except as stated otherwise below, the business address of the directors and executive officers is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

Name	Position with Lotus Advanced Technology Limited Partnership	Present Principal Occupation	Citizenship
Director(s):
None
Executive Officer(s):
None

Directors and Executive Officers of Lotus Technology International Investment Limited

The names of the directors and the names and titles of the executive officers of Lotus Technology International Investment Limited and their principal occupations are set forth below. Except as stated otherwise below, the business address of the directors and executive officers is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

Name	Position with Lotus Technology International Investment Limited	Present Principal Occupation	Citizenship
Director(s):
Donghui Li(1)	Director	Vice Chairman of Geely Holding Group	Chinese
Executive Officer(s):
None

(1)            The business address of Donghui Li is No. 1760 Jiangling Road, Binjiang District, Hangzhou, Zhejiang, China.

Directors and Executive Officers of Lotus Group International Limited

The names of the directors and the names and titles of the executive officers of Lotus Group International Limited and their principal occupations are set forth below. Except as stated otherwise below, the business address of the directors and executive officers is Potash Lane, Hethel, Norwich, Norfolk, NR14 8EZ, England.

Name	Position with Lotus Group International Limited	Present Principal Occupation	Citizenship
Director(s):
Qingfeng Feng(1)	Director	Chief Executive Officer and Director of Lotus Technology Inc.	Chinese
Donghui Li(2)	Director	Vice Chairman of Geely Holding Group	Chinese
Conghui An(3)	Director	Chief Executive Officer of Geely Holding Group	Chinese
Amrin Bin Awaluddin(4)	Director	Group Managing Director and Chief Executive Officer of Tradewinds Group (M) Sdn Bhd	Malaysian
Executive Officer(s):
Matthew Nice	Executive Director of Corporate Office	*	British
David Careless	Executive Director of Finance	*	British
Carl Elston	Executive Director of Quality	*	British
Paul Tedstone	Executive Director of Supply	*	British
Jun Chen(5)	Chief Financial Officer	Financial Controller of Lotus Technology Inc.	Chinese
William Xing	Group Vice President of Human Resources	*	Chinese

*The principal occupation is the same as his/her position with Lotus Group International Limited.

(1)            The business address of Qingfeng Feng is No. 800 Century Avenue, Pudong District, Shanghai, People’s Republic of China.

(2)            The business address of Donghui Li is No. 1760 Jiangling Road, Binjiang District, Hangzhou, Zhejiang, China.

(3)            The business address of Conghui An is No. 1760 Jiangling Road, Binjiang District, Hangzhou, Zhejiang, China.

(4)            The business address of Amrin Bin Awaluddin is Level 4C, No 88 Jalan Perdana, Taman Tasik Perdana, 50480 Kuala Lumpur, Malaysia.

(5)            The business address of Jun Chen is No. 800 Century Avenue, Pudong District, Shanghai, People’s Republic of China.